Exhibit 16.1

November 1, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 1, 2016 of Validian Corporation (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117

    Phone: (888)727-8251  Fax: (888)782-2351